SENTINEL GROUP FUNDS, INC. AMENDED AND RESTATED RULE 18f-3 PLAN Effective December 3, 2009

Rule 18f-3 under the Investment Company Act of 1940 (the “Investment Company Act”) permits mutual funds to issue multiple classes of shares. Under Rule 18f-3(d), each mutual fund that seeks to rely upon Rule 18f-3 is required to (i) create a plan (the “Plan”) setting forth the differences among each class of shares, (ii) receive the approval of a majority of the Board of
Directors of the fund (including a majority of the non-interested directors) that the Plan, including the expense allocation between each class of shares, is in the best interests of each class individually and the fund as a whole, and (iii) file a copy of the Plan with the Securities and
Exchange Commission (the “Commission”) as an exhibit to the fund’s registration statement.
The following Plan describes the differences among the classes of shares for certain (each a
“Fund,” and collectively, the “Funds”) series of Sentinel Group Funds, Inc. (the “Company”) as set forth in Appendix A hereto.

Each Fund is advised by Sentinel Asset Management, Inc. (the “Advisor”) and offers shares as follows:

Class A Shares	Class B Shares	Class C Shares	Class D Shares	Class I Shares	Class S Shares
Balanced Fund	Balanced Fund	Balanced Fund	Balanced Fund	Balanced Fund	Short Maturity
Capital Growth Fund	Common Stock Fund	Capital Growth Fund		Capital Growth Fund	Government
Common Stock Fund	Conservative Allocation Fund	Common Stock Fund		Common Stock Fund	Fund
Conservative Allocation Fund	International Equity Fund	Conservative Allocation Fund		Georgia Municipal
Georgia Municipal Bond Fund	Mid Cap Growth Fund	Government Securities Fund		Bond Fund
Government Securities Fund	Small Company Fund	Growth Leaders Fund		Government Securities
Growth Leaders Fund		International Equity Fund		Fund
International Equity Fund		Mid Cap Growth Fund		Growth Leaders Fund
Mid Cap Growth Fund		Mid Cap Value Fund		International Equity
Mid Cap Value Fund		Small Company Fund		Fund
Sustainable Core Opportunities		Small/Mid Cap Fund		Mid Cap Growth Fund
Fund				Mid Cap Value Fund
Sustainable Growth				Sustainable Core
Opportunities Fund				Opportunities Fund
Short Maturity Government				Sustainable Growth
Fund				Opportunities Fund
Small Company Fund				Small Company Fund
Small/Mid Cap Fund				Small/Mid Cap Fund

The shares of each class of each Fund may be purchased at a price equal to the next determined net asset value per share subject to the sales charges and ongoing fee arrangements described below, except that Class B and Class D shares may be acquired only by reinvesting dividends and distributions or, in the case of Class B shares, through exchanges of Class B shares of another Fund or Class A shares of the Short Maturity Government Fund that had previously been invested in Class B shares of another Fund and remain subject to a CDSC charge. Class A shares are sold to investors choosing the initial sales charge alternative. Class C shares are sold to investors choosing the deferred sales charge alternative. Class I and Class S shares are sold without a sales charge. Initial sales charges, contingent deferred sales charges (“CDSCs”), fees
(“Rule 12b-1 fees”) payable under the Company’s distribution plans pursuant to Rule 12b-1 under the Investment Company Act (each a “Rule 12b-1 Plan”), conversion periods and rights of accumulation for each of the Funds are as set forth in the current prospectus and statement of additional information for the Company.

Each Class A, Class B, Class C, Class D, Class I and Class S share of a Fund represents an identical interest in the investment portfolio of the Fund and has the same rights, except that (1)
Class B, Class C, Class D and Class S shares bear the expenses of higher ongoing Rule 12b-1 fees than Class A shares and (2) Class B, Class C and Class D shares bear the expenses of the additional incremental transfer agency costs resulting from the additional recordkeeping required by the deferred sales charge arrangement. Class C shares are subject to a shorter CDSC period at a lower rate, and Class C, Class I and Class S shares forego the Class B and Class D conversion feature. Each class of shares has exclusive voting rights with respect to the Rule 12b-1 Plan applicable to that class. The Rule 12b-1 fees that are imposed on the Class A, Class B, Class C,
Class D and Class S shares of a Fund and the deferred sales charges that are imposed on the
Class B, Class C and Class D shares of that Fund are imposed directly against that class and not against all assets of the Fund and, accordingly, such charges will not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by a Fund for each class of shares will be calculated in the same manner at the same time and will differ only to the extent that expenses relating to a particular class are borne exclusively by that class.

Class A:	Class A shares incur an initial sales charge when they are purchased and bear ongoing Rule 12b-1 fees. Class A shares will be issued upon reinvestment of dividends of outstanding Class A shares.

Class A investors may qualify for reduced initial sales charges through the purchase of all classes of shares of Sentinel Funds, taken together, as set forth in
Appendix B hereto. In cases in which no initial sales charge is imposed, a CDSC of up to 1% will be imposed on redemptions of Class A shares within eighteen
(18) months of purchase, as described in Appendix B hereto. Class A investors may also be eligible to purchase load-waived shares as described in the current prospectus and/or statement of additional information.

Class A shares of the Georgia Municipal Bond Fund convert to Class I shares of the same Fund when Class A shares of the Fund are no longer available for sale and after notice of such conversion has been given to investors in such Class.

Class A shares of each of the Sustainable Core Opportunities Fund and the
Sustainable Growth Opportunities Fund that were received in the conversion of
Class C shares of the same Fund into Class A shares remain subject to the CDSC of the Class C shares that were converted, and for this purpose, the time the Class
C shares were held are “tacked” onto the holding period for the newly converted
Class A shares.

Class B:	Class B shares are available only by (i) exchange from other Funds that offer
Class B shares, (ii) Class A shares of the Short Maturity Government Fund that had previously been invested in Class B shares and remain subject to a CDSC charge or (iii) by reinvesting dividends and distributions. Class B shares were historically sold on a deferred sales charge basis. Class B shares did not incur a

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sales charge when they were purchased, but they are subject to ongoing Rule 12b- 1 fees that are higher than the Rule 12b-1 fees imposed on Class A shares and a CDSC for periods of up to six years as described in Appendix B hereto. Once the applicable Class B CDSC period has expired, Class B shares will convert automatically to Class A shares as described below. Class B investors may be eligible for a waiver of a CDSC as described in the current prospectus and/or statement of additional information.

Class B shares of the Mid Cap Growth Fund convert to Class A shares of the same Fund after notice of such conversion has been given to investors in such Class.

Class B shares of the International Equity Fund convert to Class A shares of the same Fund after notice of such conversion has been given to investors in such Class.

Class C:

Class C shares are sold on a contingent deferred sales charge basis. Class C shares do not incur a sales charge when they are purchased, but they are subject to ongoing Rule 12b-1 fees that are higher than the Rule 12b-1 fees imposed on Class A shares and a CDSC for only one year. Class C shares have no conversion feature. Class C investors may be eligible for a waiver of a CDSC as described in the current prospectus and/or statement of additional information.

Class D:

Class D shares are only available by reinvesting dividends and distributions. Class D shares were historically sold on a deferred sales charge basis. Class D shares did not incur a sales charge when they were purchased, but they are subject to ongoing Rule 12b-1 fees that are higher than the Rule 12b-1 fees imposed on Class A shares but lower than the Rule 12b-1 fees imposed on Class B and Class C shares and a CDSC for seven years as described in Appendix C hereto. Once the Class D conversion period has expired, Class D shares will convert automatically to Class A shares as described below. Class D investors may be eligible for a waiver of a CDSC as described in the current prospectus and/or statement of additional information.

Class I:

Class I shares do not incur an initial sales charge, nor are they subject to a deferred sales charge. Class I shares never convert to Class A shares. Class I shares are available only to eligible investors as described in the Funds’ current prospectus and/or statement of additional information.

Class S:

Class S shares do not incur an initial sales charge, nor are they subject to a deferred sales charge. Class S shares are subject to higher Rule 12b-1 fees than Class A shares for the entire holding period of the investment. Class S shares never convert to Class A shares. The minimum initial investment in Class S shares is $50,000.

Exchange Privilege. Holders of Class A, Class B, Class C and Class I shares of a Fund have an

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exchange privilege with the same class of other Funds, if offered. Class B and Class C shareholders may exchange such shares for Class A shares of the Short Maturity Government
Fund. The time during which the assets are in Class A shares of the Short Maturity Government
Fund will count toward the time that must elapse before shares are eligible for Class A shares of other Funds and toward the time that results in a reduced CDSC. Class A shares of the Short
Maturity Government Fund held as a result of an exchange from Class B or Class C shares of another Fund may be exchanged back to available Class B or Class C shares of another Fund.

There is currently no limitation on the number of times a shareholder may exercise the exchange privilege, but transactions may be subject to an excessive or short term trading fee as described in the current prospectus and/or statement of additional information. The exchange privilege may be modified or terminated in accordance with the rules of the Commission. Holders of
Class S shares also have an exchange privilege with Class A shares of each of the other Funds, except the Short Maturity Government Fund. Initial purchases of the Class S shares must remain in the account for 90 days before they are eligible for an exchange. Under certain circumstances, holders of Class A shares may exchange into Class I shares as described in the current prospectus and/or statement of additional information for Class I shares.

Shares of a Fund are exchangeable on the basis of relative net asset value per share without the payment of any CDSC that might otherwise be due upon redemption of the shares of such Fund.
For purposes of computing the CDSC that may be payable upon a disposition of the shares acquired in the exchange, the holding period for the previously owned shares of a Fund is
“tacked” to the holding period of the newly acquired shares of the second Fund.

Right of Accumulation. The right of accumulation for each class of shares for each of the Funds is as set forth in the current prospectus and/or statement of additional information for the
Company.

Allocation of Income, Gains, Losses and Expenses. Allocation of income, gains and losses of each Fund shall be allocated pro rata according to the net assets of each class. Allocation of expenses not allocated to a specific class of each Fund shall be allocated according to the net assets or number of shareholder accounts, each on a pro rata basis, of each class.

Amending Rule 12b-1 Plans. No Fund will implement any amendment to the Company’s Class
A, Class B, Class C, Class D or Class S Rule 12b-1 Plan that would materially increase the amount that may be borne by the applicable class of shares unless the holders of such class of shares, voting separately as a class, approve the amendment.

Conversion of Class B Shares to Class A Shares. After the applicable CDSC period has expired,
Class B shares and shares purchased through reinvestment of dividends on those converting
Class B shares of a Fund will automatically convert into Class A shares of the same Fund on the basis of relative net asset value per share of the two classes without the imposition of any sales load, fee or other charge. For purposes of computing the period for conversion of Class B shares to Class A shares, the holding period for the previously owned shares of a Fund is “tacked” to the holding period of the newly acquired shares of the second Fund. The period of time that shares are held in Class A shares of the Short Maturity Government Fund previously invested in

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Class B shares and remaining subject to CDSC will count toward satisfaction of the holding period necessary to convert Class B shares to Class A shares.

Conversion of Class D Shares to Class A Shares. Approximately ten years from the date of purchase, Class D shares and shares purchased through reinvestment of dividends on those converting Class D shares of a Fund will automatically convert into Class A shares of the same
Fund on the basis of relative net asset value per share of the two classes without the imposition of any sales load, fee or other charge.

Conversion of Class A shares to Class I shares (Georgia Municipal Bond Fund only). Solely with respect to the Georgia Municipal Bond Fund, after the closing of the Fund’s Class A share class, and after providing prior notice to the Class A investors of such Fund, Class A shares of such Fund will convert to Class I shares of the Fund on the basis of relative net asset value per share without the imposition of any sales load, fee or other charge.

Conversion of Class B shares to Class A shares (Mid Cap Growth and International Equity
Funds only). Solely with respect to Mid Cap Growth and International Equity Funds, after providing prior notice to the Class B investors of each such Fund, Class B shares of each such
Fund will convert to Class A shares of the Fund on the basis of relative net asset value per share without the imposition of any sales load, fee or other charge.

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Appendix A Series participating in the Rule 18f-3 Plan of Sentinel Group Funds, Inc.

Sentinel Balanced Fund
Sentinel Capital Growth Fund
Sentinel Conservative Allocation Fund
Sentinel Common Stock Fund
Sentinel Georgia Municipal Bond Fund
Sentinel Government Securities Fund
Sentinel Growth Leaders Fund
Sentinel International Equity Fund
Sentinel Mid Cap Growth Fund
Sentinel Mid Cap Value Fund
Sentinel Sustainable Core Opportunities Fund
Sentinel Sustainable Growth Opportunities Fund
Sentinel Short Maturity Government Fund
Sentinel Small Company Fund
Sentinel Small/Mid Cap Fund

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Appendix B

Class A Shares of Balanced Fund, Capital Growth Fund, Common Stock Fund,
Conservative Allocation Fund, Growth Leaders Fund, International Equity Fund, Mid
Cap Growth Fund, Mid Cap Value Fund, Sustainable Core Opportunities Fund,
Sustainable Growth Opportunities Fund, Small Company Fund and Small/Mid Cap
Fund

Invested Assets	Initial Sales Charge
$0 to $24,999	5.0%
$25,000 to $49,999	4.5%
$50,000 to 99,999	4.0%
$100,000 to $249,999	3.0%
$250,000 to $999,999	2.0%
$1,000,000 or more	0.0%

Class A Shares of Government Securities Fund and Georgia Municipal Bond Fund

Invested Assets	Initial Sales Charge
$0 to $49,999	4.00%
$50,000 to $99,999	3.50%
$100,000 to $249,999	3.00%
$250,000 to $499,999	2.50%
$500,000 to $999,999	2.00%
$1,000,000 or more	0.0%

Class A Shares of Short Maturity Government Fund

Invested Assets	Initial Sales Charge
$0 to $999,999	1.00%
$1,000,000 or more	0.0%

In cases in which there is no sales charge because the sale is in an amount of $1,000,000 or more, and Sentinel Financial has paid intermediary compensation of 1.0%, if the Class A shares purchased are redeemed within eighteen months of the purchase, a CDSC will be imposed in the amount of 1.0%. For complete redemptions, the CDSC is imposed on the lower of the cost or the current net asset value of the shares redeemed. For partial redemptions, any CDSC is imposed on the original cost of the shares redeemed. In determining whether a CDSC is payable, a Fund will first redeem shares not subject to any sales charge.

Other waivers of the initial sales charge and CDSC for Class A shares are described in the
Funds’ current prospectus and/or statement of additional information.

Class A shares otherwise subject to a CDSC and owned by certain tax-exempt qualified retirement plans may be redeemed without charge to pay benefits. In addition, any shares acquired by reinvestment of dividends will be redeemable without a CDSC. In determining

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whether a CDSC is payable, a Fund will first redeem shares not subject to any charge.

Class B Shares
Sale Size	Year	CDSC
$0 to $249,999	1	4.0%
	2	4.0%
	3	3.0%
	4	2.0%
	5	2.0%
	6	1.0%
$250,000 to $499,999	1	3.5%
	2	3.0%
	3	2.0%
	4	1.0%
	5	1.0%
$500,000 to $999,000	1	3.0%
	2	2.0%
	3	1.0%
	4	1.0%

Class C Shares
Sale Size	Year	CDSC
All	1	1.0%

Class D Shares
Sale Size	Year	CDSC
Any amount	1	6.0%
	2	6.0%
	3	5.0%
	4	4.0%
	5	4.0%
	6	3.0%
	7	2.0%

Class I and Class S shares are not subject to any CDSC.

CDSCs may be waived as described in the Funds’ current prospectus and/or statement of additional information.

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